Exhibit 4.3













                CADMUS COMMUNICATIONS CORPORATION




                         _______________

                     NOTE PURCHASE AGREEMENT
                         _______________




                  Dated as of December 15, 1993







             6.74% Guaranteed Senior Notes due 2003














[Exhibits 4.2(A) and 4.2(B) are photocopies of the opinions as delivered.]

                        TABLE OF CONTENTS




                                                             Page

SECTION 1.   ISSUANCE OF NOTES...............................   1
             1.1.  Authorization.............................   1
             1.2.  Purchase and Sale of Notes; the
                     Closing.................................   1

SECTION 2.   REPRESENTATIONS OF THE COMPANY..................   2
             2.1.  Organization, Authorization, Etc..........   2
             2.2.  Business, Properties and Other
                     Information.............................   2
             2.3.  Incorporation, Good Standing and
                     Ownership of Subsidiaries...............   3
             2.4.  Financial Statements......................   4
             2.5.  Compliance with Laws, Other
                     Instruments, Etc........................   4
             2.6.  No Defaults Under Existing Debt...........   5
             2.7.  Governmental Authorizations, Etc..........   5
             2.8.  Litigation; Observance of Statutes,
                     Regulations and Orders..................   5
             2.9.  Taxes.....................................   6
             2.10. Title to Properties.......................   6
             2.11. Licenses, Permits, Etc....................   6
             2.12. Compliance with ERISA.....................   7
             2.13. Private Offering..........................   7
             2.14. Use of Proceeds; Margin
                     Regulations.............................   8
             2.15. Foreign Assets Control Regulations,
                     Etc.....................................   8
             2.16. Investment Company Act and Holding
                     Company Status..........................   8
             2.17. Solvency..................................   9
             2.18. Environmental Matters.....................   9
             2.19. Other Agreements..........................  10

SECTION 3.   REPRESENTATIONS OF THE PURCHASER................  10
             3.1.  Purchase of Notes.........................  10
             3.2.  Source of Funds...........................  11

SECTION 4.   CONDITIONS OF CLOSING...........................  11
             4.1.  Proceedings...............................  11
             4.2.  Opinions of Counsel.......................  11
             4.3.  Representations True, Etc.;
                     Officer's  Certificate..................  12
             4.4.  Legality..................................  12
             4.5.  Subsidiary Guaranties.....................  12
             4.6.  Private Placement Number..................  12
             4.7.  Other Purchasers..........................  12


SECTION 5.   PREPAYMENT OF THE NOTES.........................  12
             5.1.  Mandatory Prepayments of Notes............  13
             5.2.  Optional Prepayment of Notes..............  13
             5.3.  Notice of Prepayment; Make-Whole
                     Computations............................  13
             5.4.  Allocation of Partial Prepayments.........  14
             5.5.  Surrender of Notes; Notation
                     Thereon.................................  14
             5.6.  Purchase of Notes.........................  14

SECTION 6.   FINANCIAL STATEMENTS AND INFORMATION............  14

SECTION 7.   INSPECTION OF PROPERTIES AND BOOKS..............  18

SECTION 8.   COVENANTS.......................................  18
             8.1.  Payment of Principal, Interest and
                     Premium.................................  18
             8.2.  Keep Books; Reserves; Corporate
                     Existence, Payment of Taxes;
                     Maintenance of Properties;
                     Compliance with Laws; Insurance.........  18
             8.3.  Compliance with ERISA.....................  20
             8.4.  Limitations on Debt.......................  21
             8.5.  Limitation on Liens.......................  21
             8.6.  Maintenance of Financial
                     Conditions..............................  24
             8.7.  Limitation on Restricted Payments
                     and Restricted Investments..............  24
             8.8.  Sale and Leaseback Transactions...........  25
             8.9.  Consolidation, Merger or
                     Disposition of  Assets as an
                     Entirety................................  25
             8.10. Sale of Assets............................  26
             8.11. Additional Subsidiary Guaranties;
                     Etc.....................................  26
             8.12. Transactions with Affiliates..............  28

SECTION 9.   DEFINITIONS.....................................  28
             9.1.  Definitions...............................  28
             9.2.  Accounting Terms..........................  38

SECTION 10.  EVENTS OF DEFAULT; REMEDIES.....................  38
             10.1. Events of Default; Acceleration of
                    Maturity.................................  38
             10.2. Suits for Enforcement.....................  42
             10.3. Remedies Cumulative.......................  42
             10.4. Remedies Not Waived.......................  42

SECTION 11.  REGISTRATION, TRANSFER AND EXCHANGE OF
                   NOTES.....................................  42

SECTION 12.  LOST, ETC., NOTES...............................  43

SECTION 13.  AMENDMENT AND WAIVER............................  43


SECTION 14.  HOME OFFICE PAYMENT.............................  45

SECTION 15.  LIABILITIES OF THE PURCHASER....................  45

SECTION 16.  CERTAIN TAXES...................................  45

SECTION 17.  MISCELLANEOUS...................................  45

             17.1. Expenses..................................  45
             17.2. Indemnification...........................  46
             17.3. Reliance on and Survival of
                     Representations.........................  47
             17.4. Successors and Assigns....................  47
             17.5. Communications............................  47
             17.6. Jurisdiction and Process; Waiver of
                     Jury Trial..............................  47
             17.7. Governing Law.............................  48
             17.8. Headings..................................  48
             17.9. Counterparts..............................  48

Schedule I      --   Payment and Communication Information
Schedule II     --   Existing Investments

Exhibit A       --   Form of 6.74% Guaranteed Senior Note
Exhibit 2.3     --   Subsidiaries
Exhibit 2.6     --   Existing Debt and Liens
Exhibit 2.18    --   Environmental Matters
Exhibit 4.2(A)  --   Form of Opinion of Counsel for
                     the Company
Exhibit 4.2(B)  --   Form of Opinion of Special
                     Counsel for the Purchasers
Exhibit 4.5     --   Form of Subsidiary Guaranty

                CADMUS COMMUNICATIONS CORPORATION
                     6620 West Broad Street
                        Suite 500 (23230)
                  Richmond, Virginia 23261-7367


                                        New York, New York
                                        As of December 15, 1993



TO THE PURCHASER WHOSE NAME
     APPEARS IN THE ACCEPTANCE
     FORM AT THE END HEREOF

Ladies and Gentlemen:

          The undersigned, CADMUS COMMUNICATIONS CORPORATION, a
Virginia corporation (the "Company"), hereby agrees with you as follows:

          SECTION 1.  ISSUANCE OF NOTES.

          SECTION 1. Authorization. The Company has duly authorized an issue of $40,000,000 aggregate principal amount of its 6.74% Guaranteed Senior Notes due 2003 (the "Notes"). Each such note shall be substantially in the form of Exhibit A. As used herein, the term "Notes" includes all notes originally issued pursuant to this Agreement and the other agreements referred to in
Section 2.19 and all notes delivered in substitution or exchange for any of said notes pursuant to this Agreement and said other agreements and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes.

          SECTION 2. Purchase and Sale of Notes the Closing. Subject to the terms and conditions hereof, the Company will sell to you and you agree to purchase from the Company Notes in the aggregate principal amount set forth opposite your name in
Schedule I, at a purchase price equal to 100% of such principal amount. The closing of such purchase shall be held on December 23, 1993 or on such later Business Day as may be agreed upon by the Company and you (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022. On the Closing Date the Company will deliver to you one or more Notes, registered in your name or in the name of your nominee, in any denominations (multiples of $500,000) and in the aggregate principal amount to be purchased by you, all as you may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in your name), duly executed and dated the Closing Date, against your delivery to the Company of immediately available funds in the amount of the purchase price of such Note or Notes, such delivery to be by wire transfer to the Company's Account No. 6260-050146 at Wachovia Bank of North Carolina, N.A. (ABA No. 053100494).

          SECTION 2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to you as follows:

          SECTION 1. Organization, Authorization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification, except where the failure to be so qualified would not individually or in the aggregate materially affect adversely the financial condition, business or properties of the Company or the Company and its Subsidiaries taken as a whole.

          The execution, delivery and performance of this Agreement and the Notes have been duly authorized by all necessary action on the part of the Company. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of other such enforceability is considered in a proceeding in equity or at law).

          SECTION 2.  Business, Properties and Other Information.
The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and has delivered to you copies of:

          A. its Annual Report on Form 10-K for its fiscal year ended June 30, 1993 (the "1993 Annual Report"), filed pursuant to Section 13(a) of said Act;

          B. its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1993, filed pursuant to Section
     13(a) of said Act;

          C.   the Proxy Statement for its Annual Meeting of
     Stockholders on November 10, 1993, filed pursuant to Section
     14 of said Act; and

          D.   a Current Report on Form 8-K dated November 10,
     1993, filed pursuant to Section 13(a) of said Act.


Said reports and proxy statement comprise all reports and proxy statements required to be filed by the Company with the Commission since June 30, 1993 and are collectively called the "SEC Reports", which term shall also include on the Closing Date all further reports and proxy statements which the Company may theretofore have furnished to you pursuant to Section 6D.

          The Company has also delivered to you a copy of a Confidential Private Placement Memorandum dated October 4, 1993, prepared by Wachovia Bank of North Carolina, N.A. (the
"Memorandum"), relating to the transactions contemplated hereby.

          As of their respective dates none of the SEC Reports, nor this Agreement, the Memorandum or any other document, slide presentation, certificate or written statement furnished to you by or on behalf of the Company or any Subsidiary in connection herewith, or any statement made by officers or other representatives of the Company or any Subsidiary in connection herewith in due diligence meetings held on October 28 and 29, 1993, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein and therein not misleading. Since June 30, 1993 there has been no material change in the business, operations, properties, prospects or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole, except for changes, which are not adverse, resulting from the acquisition in November 1993 of the assets of the printing division of Waverly, Inc. (the "Waverly Acquisition"). The Company knows of no fact (other than matters of a general economic nature) which individually or in the aggregate materially affect adversely or, so far as the Company can now foresee, will materially affect adversely the business, operations, properties, prospects or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement and the Notes or the ability of any Subsidiary to perform its obligations under its Subsidiary Guaranty.

          SECTION 3. Incorporation Good Standing and Ownership of Subsidiaries. Exhibit 2.3 is a complete and correct list of each of the Subsidiaries showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of securities of such Subsidiary owned by the Company and each other Subsidiary and whether such Subsidiary is a Material Subsidiary.

          All of the outstanding shares of each of the Subsidiaries shown in Exhibit 2.3 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another subsidiary free and clear of any Lien. No Subsidiary owns any shares of the Company.


          Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or nature of the business transacted by it requires such qualification, except where the failure to be so qualified individually and in the aggregate would not materially affect adversely the financial condition, business or properties of the Company or the Company and its Subsidiaries taken as a whole. Each Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts.

          SECTION 4.  Financial Statements.  The Company has
delivered to you copies of:

          A. the consolidated balance sheets of the Company and its Subsidiaries as at June 30, 1991, 1992 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for each of the fiscal years then ended, all with reports thereon of Coopers & Lybrand, independent public accountants; and

          B. the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the three months then ended, all certified by the chief financial officer of the Company.

All such financial statements (including any related schedules or notes) are complete and correct and present fairly in all material respects the financial position of the Company and its Subsidiaries as at the respective dates of such consolidated balance sheets and the results of their operations for the fiscal periods ended on said dates (subject, in the case of such unaudited financial statements, to normal year-end and audit adjustments). Since June 30, 1993, there have been no changes in the assets, liabilities or financial position of the Company and its Subsidiaries from that set forth in said consolidated balance sheet as of said date, other than the Waverly Acquisition and changes which have not, either individually or in the aggregate, been materially adverse to the Company or the Company and its Subsidiaries taken as a whole.

          SECTION 5.  Compliance with Laws, Other Instruments,
Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,
(B) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Company or any Subsidiary or
(C) violate any provision of any statute or any rule or regulation of any Governmental Body applicable to the Company or any Subsidiary.

          As used in this Agreement, the term "Governmental Body" includes any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government; and the term "Order" includes any order, writ, injunction, decree, judgment, award, determination, direction or demand.

          SECTION 6.  No Defaults Under Existing Debt.  Exhibit
2.6 is a complete and correct list of all outstanding Debt of the Company and each Subsidiary, showing as to each item exceeding $250,000 the obligee, the aggregate principal amount outstanding and the final maturity date and a brief description of any security therefor. Neither the Company nor any Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Debt and no event has occurred and is continuing which, with notice or the lapse of time or both, would become such a default.

          SECTION 7.  Governmental Authorizations, Etc.  No
consent, approval or authorization of, or registration, filing, or declaration with, any Governmental Body is required for the validity of the execution and delivery or for the performance by the Company of this Agreement or the Notes or by any Subsidiary of its Subsidiary Guaranty.

          SECTION 8. Litigation; Observance of Statutes, Regulations and Orders. There are no actions, suits or proceedings (including counterclaims) pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits or proceedings which (i) individually do not represent a potential claim in excess of $1,000,000 and (ii) in the aggregate, if adversely determined, would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole.

          Neither the Company nor any Subsidiary is in default under any Order of any court, arbitrator or Governmental Body or is in violation of any statute or other rule or regulation of any Governmental Body, except for possible defaults or violations which would not in the aggregate have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement and the Notes or of any Subsidiary to perform its obligations under its Subsidiary Guaranty.

          SECTION 9. Taxes. The Company and each Subsidiary have filed all tax returns or obtained extensions in all jurisdictions in which such returns or extensions are required to have been filed by them and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, in each case to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has made provision in respect of such liability in accordance with GAAP. The federal income tax liabilities of the Company have been determined by the Internal Revenue Service and paid for all tax years up to and including the tax year ended June 30, 1991.

          SECTION 10. Title to Properties. Each of the Company and each of its Subsidiaries has good and marketable title to its respective real properties and good title to its other properties reflected in the consolidated balance sheet as at June 30, 1993 described in Section 2.4A or purported to have been acquired by the Company or any Subsidiary after said date (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted (without any requirement of securing the Notes) by Section 8.5.
The Company and its Subsidiaries enjoy such possession under all material leases as is necessary for the use and operation of their respective properties, none of which contains any unusual or burdensome provisions which individually or in the aggregate might materially affect or impair such use or operation. All such material leases are valid, subsisting and in full force and effect.

          SECTION 11. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, or rights thereto, material to the conduct of their respective businesses as now conducted, without known conflict with the rights of others, and there are no agreements providing for the expiration or termination of any of the same prior to the final maturity of the Notes.

          SECTION 12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate has incurred (A) any "accumulated funding deficiency" or "waived funding deficiency" within the meaning of Section 412 of the Code or Sections 302 and 303(c) of ERISA, or (B) any liability to the PBGC in connect ion with any ERISA Plan established or maintained by it (other than for the payment of premiums, although no such premiums are now due and payable); nor has the Company or any ERISA Affiliate had any penalty or tax assessed against it by the Department of Labor or the Internal Revenue Service for any alleged violation under
Section 406 of ERISA or Section 4975 of the Code. The current value of the benefit liabilities (as defined in Section 4001(a)
(16) of ERISA) of each ERISA Plan, other than a Multiemployer Plan, does not exceed the fair market value of the assets of such ERISA Plan as of the most recently ended plan year of each such ERISA Plan. Full payment has been made of all amounts which are required under the terms of each ERISA Plan to have been paid as contributions to such ERISA Plan as of the last day of the most recent plan year of such ERISA Plan. Neither the Company nor any ERISA Affiliate has made a complete or partial withdrawal from a Multiemployer Plan which has resulted in a present or potential unsatisfied withdrawal liability obligation to such Plan which is not reflected in the Company's most recent financial statements referred to in Section 2.4B. Except as disclosed in the 1993 Annual Report, neither the Company nor any ERISA Affiliate provides medical benefits to retirees or to their beneficiaries other than as mandated under Section 4980B of the Code or Section 601 et seq. of ERISA, and neither the Company nor any ERISA Affiliate has any liability in respect of any medical benefits payable to retirees or their beneficiaries. The transactions contemplated by this Agreement will not involve a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406(a) of ERISA) that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said Section 4975 of the Code or by Section 502(i) of ERISA. The representation by the Company in the preceding sentence is made in reliance upon your representation in Section
3.2 and the representations of the other purchasers in Section 3.2 of the other agreements referred to in Section 2.19.

          SECTION 13. Private Offering. Neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has offered the Notes, any Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the other purchasers listed in Schedule I and not more than 25 other institutional investors. Neither the Company nor, to the knowledge of the Company, anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Notes or the execution and delivery of any Subsidiary Guaranty to Section 5 of the Securities Act of 1933, as amended.

          SECTION 14. Use of Proceeds; Margin Regulations. The Company will apply approximately $35,500,000 of the proceeds of the sale of the Notes to repay Debt of the Company (including approximately $15,500,000 of Debt incurred to fund the Waverly Acquisition); and the balance of such proceeds will be used to pay the remaining portion of the purchase price for the Waverly Acquisition and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such Debt was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the United States Federal Reserve System (12 CFR 207), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the assets of the Company and its Subsidiaries, and the Company agrees that margin stock will not at any time constitute more than 25% of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in the aforesaid Regulation G.

          SECTION 15. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

          SECTION 16. Investment Company Act and Holding Company Status. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          SECTION 17. Solvency. The Company is, and upon giving effect to the issuance of the Notes on the Closing Date will be, a "solvent institution", as that term is used in Section 1405(c) of the Insurance Law of the State of New York, whose "obligations . . .
are not in default as to principal or interest", as those terms are used in said Section 1405(c).

          SECTION 18. Environmental Matters. The Company has obtained all environmental, health and safety Governmental Approvals required under all applicable Environmental Laws to carry on its business as now conducted. Each such Governmental Approval so obtained is in full force and effect and the Company is in compliance in all material respects with the terms and conditions thereof. The Company is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan or Order issued, entered, promulgated or approved thereunder.

          In addition, except as set forth on Exhibit 2.18:

          A. no written notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been served on, and no penalty has been assessed against the Company or any Subsidiary and no investigation or review is pending, or to the knowledge of the Company threatened, by any Governmental Body or other entity with respect to any alleged failure by the Company or any Subsidiary to have any environmental, health or safety Governmental Approval required under any Environmental Law or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials;

          B. neither the Company nor any Subsidiary owns or operates a hazardous waste treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, or under any comparable state or local statute;

          C. with respect to properties owned, leased, or operated by the Company and its Subsidiaries,

               (1) no polychlorinated biphenyls ("PCB's") are present at any property owned or leased by the Company or any Subsidiary,

               (2) no asbestos or asbestos-containing material is present at any property owned or leased by the Company or any Subsidiary,

               (3) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any property owned or leased by the Company or any Subsidiary,

               (4) no Release of Hazardous Materials has occurred at, on or under any property while owned, leased or operated by the Company or any Subsidiary, and

               (5) no Lien pursuant to any Environmental Law has been threatened or filed against any property owned, leased or operated by the Company or any Subsidiary;

          D. neither the Company nor or any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List under CERCLA or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any Subsidiary; and

          E. neither the Company nor any Subsidiary has received any notice from any Governmental Body or third person that the Company or any Subsidiary pursuant to an Environmental Law is or may be liable or a potentially responsible party for the costs of removal, remedial or other actions incurred by others in response to the Release or threatened Release of a Hazardous Material.

          SECTION 19. Other Agreements. Simultaneously with the execution of this Agreement, the Company is entering into other agreements identical in all respects with this Agreement (except the principal amount of Notes to be purchased) with the other purchasers named in Schedule I. The aggregate principal amount of Notes to be purchased by you and said other purchasers under this Agreement and said other agreements is $40,000,000, but the purchases by you and said other purchasers are to be separate and several transactions.

          SECTION 3.  REPRESENTATIONS OF THE PURCHASER.  You
represent to the Company as follows:

          SECTION 1. Purchase of Notes. On the Closing Date you will acquire the Notes being purchased by you without a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control.

          SECTION 2.  Source of Funds.  Either:

          A. no part of the funds used by you to purchase Notes hereunder will be from the assets of any separate account maintained by you in which any ERISA Plan (or its related trust) has an interest; or

          B. if any part of such purchase will be from the assets of any separate account maintained by you in which any ERISA Plan has an interest,

               (1) on or prior to the Closing Date you shall have disclosed to the Company in writing the name of each ERISA Plan the assets of which are in such separate account, or

               (2) such separate account is a "pooled separate account" entitled to the exemptions granted by the Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor and on or prior to the Closing Date you shall have disclosed to the Company in writing the name of each ERISA Plan whose assets in such separate account exceed or are expected to exceed 10% of the total assets of such account as of the Closing Date.

For purposes of clause (2) above all ERISA Plans maintained by the same employer or employee organization are deemed to be a single ERISA Plan. As used in this Section 3.2, the term "separate account" shall have the meaning assigned to it in Section 3(17) of ERISA.

          SECTION 4. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction on or before the Closing Date of the following conditions:

          SECTION 1. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received copies or originals of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

          SECTION 2. Opinions of Counsel. You shall have received from (A) Mays & Valentine, counsel for the Company, and
(B) Willkie Farr & Gallagher, your special counsel in connection with the transactions contemplated by this Agreement, opinions substantially in the respective forms of Exhibits 4.2(A) and 4.2(B), each dated the Closing Date and addressed to you. Such opinions shall also cover such other matters incident to such transactions as you may reasonably request.

          SECTION 3. Representations True, Etc.; Officer's Certificate. All representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Default or Event of Default shall have occurred and be continuing; the Company shall not have consolidated with, merged with or into, or sold, leased or otherwise disposed of its properties as an entirety or substantially as an entirety to any Person, whether or not the same would have been permitted by Section 8.9; the Company shall not have taken any action that would have been prohibited by
Section 8.7 if said Section had been binding and effective at all times after June 30, 1993; and you shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company, dated the Closing Date, certifying to the effect specified in this Section.

          SECTION 4. Legality. On the Closing Date, the Notes to be purchased by you hereunder shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called basket or leeway provision of said laws, such as Section 1405(a) (8) of the Insurance Law of the State of New York), and you shall have received such certificates or other evidence as you may reasonably request demonstrating the legality of such purchase under such laws.

          SECTION 5. Subsidiary Guaranties. Each of The William Byrd Press, Incorporated, Washburn Graphics, Inc., American Graphics, Inc. and Cougar Acquisition Subsidiary, Inc. shall have executed and delivered to you a Subsidiary Guaranty, substantially in the form of Exhibit 4.5 (each a "Subsidiary Guaranty", which term shall include each other Subsidiary Guaranty from time to time executed and delivered pursuant to Section 8.11).

          SECTION 6. Private Placement Number. The Notes shall have been assigned a Private Placement Number by Standard & Poor's Corporation.

          SECTION 7. Other Purchasers. The other purchasers referred to in Section 2.19 shall have purchased and made payment for the principal amounts of Notes respectively to be purchased by them pursuant to the other agreements referred to in said Section.

          SECTION 5. PREPAYMENT OF THE NOTES. In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make mandatory prepayments in respect of the Notes and may make optional prepayments in respect of the Notes as hereinafter provided.

          SECTION 1. Mandatory Prepayments of Notes. On December 23, 1997 and on each December 23 thereafter to and including December 23, 2002 (so long as any of the Notes shall be outstanding), the Company will prepay the respective aggregate principal amounts of Notes set forth below (or, if less, the unpaid balance thereof):

                                               Mandatory
          Date                             Prepayment Amount

     December 23, 1997                       $1,004,286.00
     December 23, 1998                       $2,574,285.90
     December 23, 1999                       $4,144,285.80
     December 23, 2000                       $5,714,285.70
     December 23, 2001                       $7,284,285.60
     December 23, 2002                       $8,854,285.50

in each case at the principal amount so to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium, and allocated as provided in Section 5.4. No prepayment of less than all the Notes pursuant to Section 5.2 shall relieve the Company of its obligation to make the prepayments of Notes required by this Section 5.1.


          SECTION 2. Optional Prepayment of Notes. Upon notice given as provided in Section 5.3, the Company may at any time prepay the Notes as a whole, or from time to time in part (in a minimum amount of $2,500,000 and otherwise in multiples of $500,000), in each case at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment, plus a premium in an amount equal to the Make-Whole Amount for each such Note.

          SECTION 3.  Notice of Prepayment; Make-Whole
Computations. The Company shall call Notes for prepayment pursuant to Section
5.2 by giving written notice thereof to each holder of the Notes, which notice shall be given not less than 30 nor more than 60 days prior to the date fixed for such prepayment, shall specify the amount so to be prepaid and the date fixed for such prepayment and shall also identify the Computing Holder in respect of such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount, if any, with respect to each such Note, shall become due and payable on the specified prepayment date.

          The Make-Whole Amount to be paid in connection with any prepayment of Notes pursuant to Section 5.2 shall be determined by the Computing Holder in respect of such prepayment and written notice of the amount thereof shall be furnished to the Company by such Computing Holder at least four Business Days prior to the date fixed for such prepayment, which notice shall set forth in reasonable detail the computation thereof and the assumptions made in connection therewith (including a copy of the Telerate screen or other source of market data used to determine the Treasury Yield), provided that such Computing Holder shall incur no liability to the Company, any other holder of Notes or any other Person in connection with its making of, or failure to make, such determination. The Company shall deliver to each other holder of the Notes a copy of such notice not later than two Business Days after the Company's receipt thereof. If the Computing Holder shall fail to make such determination, then the Company shall do so and shall prepare and furnish such written notice of the amount thereof to each holder of the Notes not later than two Business Days prior to the date fixed for such prepayment.

          SECTION 4. Allocation of Partial Prepayments. In the event of any prepayment of less than all of the outstanding Notes pursuant to Section 5.1 or Section 5.2, the Company will allocate the principal amount so to be prepaid among all outstanding Notes in proportion to the respective unpaid principal amounts thereof.

          SECTION 5. Surrender of Notes; Notation Thereon. Subject to the provisions of Section 14, the Company may, as a condition of payment on account of any Note, require the holder of such Note to present such Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.


          SECTION 6. Purchase of Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, acquire directly or indirectly by purchase or prepayment or otherwise any of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement.

          SECTION 6.  FINANCIAL STATEMENTS AND INFORMATION.  The
Company will furnish to you, so long as you shall be obligated to purchase or shall hold any of the Notes, and each other holder of a Note, in duplicate if requested:

          A. as soon as available and in any event within 45 days after the end of each quarterly accounting period (other than the last quarterly period) in each fiscal year of the Company, copies of unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the last day of such quarterly period and of the related consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the period from the beginning of the current fiscal year to the end of such quarterly period, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the previous fiscal year, and all certified by a senior financial officer of the Company to present fairly in all material respects the information contained therein, in each case in accordance with GAAP, subject to year-end and audit adjustments;

          B. as soon as available and in any event within 90 days after the end of each fiscal year of the Company,

               (1) copies of a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and of the related consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for such fiscal year all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the previous fiscal year and all accompanied by an opinion of independent public accountants of recognized national standing selected by the Company, and

               (2)  a written statement of the accountants
          referred to in clause (l) above stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any Default or Event of Default or, if such accountants shall have obtained knowledge of any such Default or Event of Default, specifying all such Defaults or Events of Default and the nature and status thereof;


          C. concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Company furnished pursuant to Subsections A and B of this Section, a certificate of a senior financial officer of the Company (1) setting forth computations in reasonable detail showing as at the end of such quarterly accounting period or fiscal year, (a) whether there was compliance with the covenants contained in Sections 8.6 and 8.10, (b) the aggregate amount of additional Debt and secured Debt the Company would be permitted to incur under Sections 8.4C and 8.5I, respectively, and (c) the aggregate amount of Restricted Payments the Company would be permitted to make under Section 8.7, (2) listing all Material Subsidiaries as of the end of such period and (3) stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default has occurred during such period, or, if any Default or Event of Default shall have occurred, specifying all such Defaults and Events of Default, and the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

          D.   promptly upon their becoming available,

               (1) copies of all other financial statements sent or made available generally by the Company or a Subsidiary to its equity or other security holders (other than the Company or another Subsidiary), all regular and periodic reports and proxy statements, and all registration statements and prospectuses, if any, filed by the Company or a Subsidiary with any securities exchange or with the Commission, and

               (2)  copies of all press releases and other
          statements made available generally by the Company or a Subsidiary to the public concerning financial matters or other material developments in the business of the Company or the Company and its Subsidiaries taken as a whole;

          E. promptly after receipt thereof copies of each other report submitted to the Company and its Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Company and its Subsidiaries;

          F. promptly after becoming aware of (1) any Environmental Claim that the Company or any Subsidiary receives (including without limitation to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Material contained on any property owned or leased by the Company or any Subsidiary), (2) any notice of any alleged violation of any Environmental Law, or knowledge by the Company or any Subsidiary of a condition that might reasonably result in a violation of any Environmental Law, or (3) any litigation, arbitration or administrative proceedings, whether instituted, or to the knowledge of the Company threatened, affecting the Company or any Subsidiary; and which Environmental Claim, violation or proceeding, if adversely determined, could be reasonably expected to have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole, an Officer's Certificate describing the nature and status of such matters and what action the Company has taken, is taking or proposes to take with respect thereto;

          G. promptly after any officer of the Company becomes aware of the occurrence of any Default or Event of Default, an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

          H. (1) promptly after any officer of the Company or any ERISA Affiliate becomes aware of the occurrence of any Reportable Event that alone or together with other Reportable Events could reasonably be expected to result in liability of the Company or any ERISA Affiliate to any Person in an aggregate amount exceeding $1,000,000, an Officer's Certificate setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (2) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any ERISA Plan or Plans (other than an ERISA Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any ERISA Plan or Plans, (3) promptly after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, an Officer's Certificate setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC, and (4) promptly after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or such ERISA Affiliate concerning (a) the imposition of withdrawal liability or (b) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; and


          I. such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement and the affairs of the Company and any of its Subsidiaries as you or any such holder may from time to time reasonably request.

          The Company will keep at its principal executive office, a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by any holder of a Note or any prospective transferee of a Note designated by a holder thereof.

     SECTION 7. INSPECTION OF PROPERTIES AND BOOKS. You (for so long as you shall be obligated to purchase or shall hold Notes) and each other holder of a Note shall have the right to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine their books of account and records and make or be provided with copies and extracts therefrom, to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present), all at such reasonable times and to such reasonable extent as you or such other holder may desire. The Company agrees to pay all out-of-pocket expenses incurred by you and each such other holder in connection with your and such other holder's exercise of rights pursuant to this
Section 7 at any time when a Default or an Event of Default shall have occurred and be continuing.

          SECTION 8. COVENANTS. The Company covenants and agrees that so long as any Note shall be outstanding:

          SECTION 1.  Payment of Principal, Interest and Premium.
The Company will duly and punctually pay the principal of, and interest and premium (if any) on, the Notes in accordance with the terms of the Notes and this Agreement.

          SECTION 2.  Keep Books; Reserves; Corporate Existence,
Payment of Taxes; Maintenance of Properties; Compliance with Laws; Insurance. The Company will, and will cause each of its Subsidiaries to,

          A. keep proper books of record and account, and keep reserves, all in accordance with GAAP;

          B. subject to Section 8.9, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises, provided that the Company shall not be required to preserve any right or franchise of the Company, and no Subsidiary shall be required to preserve its corporate existence or any right or franchise of such Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or of the Company and its Subsidiaries taken as a whole;

          C. pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall be contested on a timely basis in good faith by appropriate proceedings (so long as the enforcement of any Lien arising out of such nonpayment shall be stayed during the proceedings) and if appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          D. maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this Subsection shall prevent the Company or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is, in the opinion of the Board of Directors, desirable in the conduct of its business and would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or of the Company and its Subsidiaries taken as a whole;

          E. obtain, comply in all material respects with, preserve and keep in full force and effect all licenses, permits, authorizations and approvals of all Governmental Bodies individually or in the aggregate material to the conduct of its business and its ownership of properties and comply in all material respects with all applicable statutes, regulations and Orders of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its properties (including without limitation applicable Environmental Laws and statutes, regulations and Orders relating to equal employment opportunities);

          F. without limiting the generality of Subsection E above, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply with all Orders and lawful directives of all Governmental Bodies respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have a material adverse effect on the business, operations, properties, prospects or condition (financial or other) of the Company or of the Company and its Subsidiaries taken as a whole; and

          G. insure and keep insured with financially sound and reputable insurers so much of their respective properties, and such insurance shall be in such amounts (and with such deductibles), as companies engaged in a similar business in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes; and maintain with financially sound and reputable insurers public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operations of any automobiles, railroad cars, trucks or other vehicles, aircraft or other facilities or as a result of the use of products manufactured, constructed or sold by it or services rendered by it, in such amounts (and with such deductibles) as such insurance is usually carried by companies engaged in a similar business and as is in accordance with good business practice.

          SECTION 3. Compliance with ERISA. The Company will not, and will not permit any ERISA Affiliate to, (A) engage in any transaction in connection with which the Company or such Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (B) terminate or withdraw from any ERISA Plan, including a Multiemployer Plan, in a manner, or take any other action with respect to any such ERISA Plan (including without limitation a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), which could result in any liability of the Company or such Subsidiary to a Multiemployer Plan, to the PBGC or to a trustee appointed under Section 4042(b) of ERISA, (C) incur any liability to the PBGC on account of a termination of an ERISA Plan under Section 4064 of ERISA, (D) fail to make full payment when due of all amounts which, under the provisions of any ERISA Plan, applicable law or applicable collective bargaining agreement, the Company or any such Subsidiary is required to pay as contributions thereto, (E) permit to exist any accumulated funding deficiency, within the meaning of
Section 412 of the Code or Sections 302 and 303(c) of ERISA, whether or not waived, with respect to any ERISA Plan (other than a Multiemployer Plan), (F) except as disclosed in the 1993 Annual Report, create or suffer to exist any unfunded expected post retirement benefit obligation (determined in accordance with Financial Accounting Standards Board Statement No. 106, without taking into account liabilities attributable to coverage mandated under Section 4980B of the Code or Section 601 of ERISA) of the Company or any of its Subsidiaries, or (G) adopt any amendment to any ERISA Plan which would require the Company or any of its Subsidiaries to provide security to such ERISA Plan under Section 307 of ERISA or Section 401(a) (29) of the Code, if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or other) of the Company or the Company and its Subsidiaries taken as a whole.

          SECTION 4. Limitations on Debt. The Company will not, and will not permit any Subsidiary to, create, incur, assume or otherwise be liable with respect to any Debt except:

          A.  the Notes and the Subsidiary Guaranties;

          B. Debt existing on the date of this Agreement and described in Exhibit 2.6 (after giving effect to the issuance of Notes on the Closing Date and the application of the proceeds thereof as provided in Section 2.14); and

          C. other Debt, provided that immediately after giving effect to the incurrence of such Debt, (l) Consolidated Debt would not exceed the following applicable percentage of Consolidated Total Capitalization at the time of incurrence thereof: (i) 65%, during the period from the Closing Date through December 31, 1994; (ii) 60%, during the period from January 1, 1995 through December 31, 1996; and (iii) 55% thereafter, and (2) in the case of Debt of a Subsidiary, the Company would be permitted to incur at least $1 of additional secured Debt under Section 8.5I.

For purposes of this Section 8.4 any Debt of a Person outstanding at the time such Person becomes a Subsidiary or is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been incurred at that time.

          Notwithstanding the foregoing provisions of this Section 8.4, the Company covenants and agrees that the covenants and events of default (and related definitions) contained in the credit facility or facilities to be entered into by the Company with Wachovia Bank of North Carolina, N.A. and one or more other banks (a draft of which has been delivered to you) will not be more favorable to such banks in any material respect than the covenants and events of default (and related definitions) contained in this Agreement.

          SECTION 5. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, without making effective provision, and the Company covenants that in any such case it will make or cause to be made provision (pursuant to documentation in form and substance satisfactory to the Required Holders in their sole discretion as evidenced by their prior written approval of such documentation) whereby the Notes shall be secured by such Lien equally and rat ably with or prior to any and all other obligations and Debt to be secured thereby; provided that nothing contained in this Section 8.5 shall prohibit:

          A. Liens on property of the Company or any Subsidiary existing on the Closing Date and described in Exhibit 2.6;

          B. Any extension, renewal or replacement of any Lien permitted by Subsection A above but only if the principal amount of Debt secured thereby is not increased and such Lien does not extend to or cover any other property;

          C. Liens in respect of equipment or real property acquired or improvements constructed on real property by the Company or a Subsidiary after the Closing Date, which Liens are created at the time of acquisition or completion of construction of such property or within 270 days thereafter, to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, or in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not incurred in anticipation thereof), or in the case of any property acquired by the Company or any Subsidiary after the Closing Date, Liens existing on such property at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Debt secured thereby is assumed by the Company or a Subsidiary, provided that in any such case

               (1) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

               (2) the aggregate principal amount of the Debt secured by all such Liens in respect of any such property shall not exceed the lesser of the cost and the fair market value of such property at the time of such acquisition (or in the case of Debt incurred to finance improvements the fair market value at the time of completion of construction) or, in the case of a Lien in respect of property existing at the time of such Person becoming a Subsidiary or being so consolidated or merged or effecting such sale, lease or other disposition, the fair market value of such property at such time;

          D. Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof shall be permitted by the proviso to Section 8.2C;

          E.  Liens granted by one Subsidiary to a Wholly-owned
     Subsidiary or by a Subsidiary to the Company;

          F. Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performances and return of money bonds and similar obligations;

          G. Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property (including without limitation minor survey exceptions, title defects, minor encumbrances, easements, reservations, rights of others for rights-of-way, zoning or other restrictions as to the use of real property), which are not incurred in connection with the incurrence of Debt and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;

          H. Liens of or resulting from any judgment rendered by a court of competent jurisdiction (other than judgments and awards which if not discharged would result in a Default under Section 10.1J), the appeal of which the Company or a Subsidiary is prosecuting in good faith; and

          I. Liens which would otherwise not be permitted by Subsections A through H above, securing Debt of the Company or a Subsidiary then permitted to be incurred pursuant to
     Section 8.4C, provided that after giving effect thereto the sum (without duplication) of (l) the aggregate unpaid principal amount of Debt of the Company secured by such Liens permitted by this Subsection, (2) the aggregate unpaid principal amount of Debt of all Subsidiaries (other than (i) Debt permitted by Sections 8.4A and 8.4B, (ii) Debt owing to the Company or any Wholly-owned Subsidiary and (iii) unsecured Debt as to which the Company has complied with the requirements set forth in Section 8.11D) and (3) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries permitted by Section 8.8, does not exceed 15% of Consolidated Net Worth.


     For purposes of this Section 8.5 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged-with or into the Company or a Subsidiary shall be deemed to have been created at that time.

          SECTION 6.  Maintenance of Financial Conditions.  The
Company will not permit

          A. Consolidated Net Worth at any time to be less than the sum of (l) $40,000,000 plus (2) 50% of Consolidated Net
     Income on a cumulative basis for each fiscal quarter
     (beginning with the fiscal quarter ending September 30, 1993) for which Consolidated Net Income is positive, or

          B. Consolidated Income Available for Fixed Charges for any period of four consecutive fiscal quarters (commencing with the period ending on December 31, 1993) to be less than 350% of Fixed Charges for such period.

          SECTION 7.  Limitation on Restricted Payments and
Restricted Investments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or declare any Restricted Payment or make any Restricted Investment unless after giving effect to any such action

          A. the aggregate of all (1) Restricted Payments made during the period commencing on July l, 1993 and ending on and including the last day of the fiscal quarter then preceding the date of such action (the "Computation Period") and (2) Restricted Investments existing on the date of such action, shall not exceed

               (a) $2,000,000 plus 50% (or minus 100% in the case of a deficit) of Consolidated Net Income for the Computation Period, plus

               (b) the aggregate net cash proceeds to the Company from the issuance of shares of capital stock of any class of the Company (other than shares of Preferred
          Stock constituting Debt hereunder) during the Computation Period; and

          B. after giving effect to such proposed Restricted Payment or Restricted Investment, (l) no Default or Event of Default shall have occurred and be continuing and (2) the Company would be permitted to incur at least $1 of additional Debt under Section 8.4C.

          The Company will not declare any dividend on any of its shares payable more than 90 days after the declaration date.


          SECTION 8. Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (collectively, a "transfer") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary, unless the Company or such Subsidiary would be entitled to incur additional secured Debt pursuant to Section 8.5I in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Notes.

          SECTION 9. Consolidation, Merger or Disposition of Assets as an Entirety. The Company will not, and will not permit any Subsidiary to, directly or indirectly, consolidate or merge with, or sell, lease, assign, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety to, any Person (other than as permitted by Section 8.10D), except that, subject to the last paragraph of this Section,

          A. a Subsidiary may consolidate with or merge into or sell, lease, assign, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety to the Company or to a Wholly-owned Subsidiary or to a Person which thereupon becomes a Wholly-owned Subsidiary, and

          B. the Company may permit any Person to be merged into the Company or may consolidate with or merge into or sell or otherwise (except by lease) dispose of its assets as an entirety or substantially as an entirety to any solvent corporation organized under the laws of the United States of America or any State thereof which expressly assumes in writing the due and punctual payment of the principal of, and premium (if any) and interest on, all of the Notes, and the due and punctual performance of the obligations of the Company hereunder and under the Notes, provided that prior to any such transaction becoming effective, (l) each holder of the Notes shall receive written notice from the Company describing the proposed transaction, (2) all instruments and documents evidencing such assumption shall be in form and substance satisfactory to the Required Holders and (3) each holder of the Notes shall receive an opinion of counsel reasonably satisfactory to the Required Holders that such instrument of assumption has been duly authorized, executed and delivered by the assuming corporation and is valid, binding and enforceable in accordance with its terms and that the transaction complies with the requirements of this Section.

          Immediately after any consolidation, merger or other disposition under Subsection A or B above (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company would be permitted to incur at least $1 of additional Debt under Section 8.4C. If any such consolidation, merger or other disposition under Subsection A or B above has the effect of requiring a Subsidiary to execute and deliver a Subsidiary Guaranty in accordance with Section 8.11, such requirements shall have been satisfied prior to or concurrently with the effectiveness of such consolidation, merger or other disposition notwithstanding the time limits in Section 8.11.

          SECTION 10. Sale of Assets. The Company will not, and will not permit any Subsidiary to, directly or indirectly sell, lease, assign, transfer or otherwise dispose of any of its assets to any Person, except:

          A.  any transaction permitted by Section 8.9;

          B. the Company or a Subsidiary may sell or otherwise dispose of assets in the ordinary course of business;

          C. any Subsidiary may sell, lease, assign, transfer or otherwise dispose of assets to the Company or any Wholly-owned Subsidiary; and

          D. the Company or any Subsidiary may dispose of any of its assets for fair value if (l) no Default or Event of Default shall have occurred and be continuing and (2) either
     (a) such assets and all other assets disposed of by the Company and its Subsidiaries under this Subsection during the 12-month period ending on the date of such proposed disposition shall not have an aggregate book value in excess of 10% of Consolidated Total Assets or have accounted for more than 10% of consolidated net sales or 10% of consolidated net operating profit of the Company and its Subsidiaries (before corporate allocations) for either of the two most recently ended fiscal years, all determined in accordance with GAAP, or (b) an amount equal to the net proceeds (after all fees and expenses incurred and all taxes have been paid) realized upon such disposition is applied to the acquisition or construction for cash (but not in a transaction permitted by Section 8.5C) of similar assets within one year after the date of such disposition.

          SECTION 11.  Additional Subsidiary Guaranties; Etc.

          A. If after the Closing Date any Subsidiary that has not theretofore executed and delivered a Subsidiary Guaranty hereunder becomes a Material Subsidiary, promptly thereafter and in any event within 60 days after the end of the fiscal period in which such Subsidiary first becomes a Material Subsidiary, the Company will cause such Subsidiary to execute and deliver a Subsidiary Guaranty and will furnish each holder of the Notes with an executed counterpart of such Subsidiary Guaranty and an opinion of counsel required by Subsection C below.


          B. If after the Closing Date any Subsidiary that has not theretofore executed and delivered a Subsidiary Guaranty hereunder proposes (in one transaction or a series of related transactions) to incur Debt for borrowed money in a principal amount exceeding $1,500,000 or to Guarantee Debt for borrowed money of the Company or a Material Subsidiary in a principal amount exceeding $1,500,000 or to incur Debt and Guarantee Debt in any combination aggregating more than $1,500,000 then prior to or concurrently with the incurrence of such Debt or Guarantee, as the case may be, and subject to the requirements of Subsection D below, the Company will cause such Subsidiary to execute and deliver a Subsidiary Guaranty and will furnish each holder of the Notes with an executed counterpart of such Subsidiary Guaranty and an opinion of counsel required by Subsection C below.

          C. Concurrently with the execution and delivery of any subsidiary Guaranty pursuant to Subsection A or Subsection B above the Company will also furnish each holder of the Notes with an opinion of Mays & Valentine or other counsel satisfactory to the Required Holders (which opinion shall be satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms.

          D. Prior to or concurrently with the incurrence of any Debt for borrowed money or the execution and delivery of any Guarantee in respect of Debt for borrowed money, or any combination thereof as aforesaid, in each case in a principal amount exceeding $1,500,000, by any Subsidiary which has theretofore executed and delivered a Subsidiary Guaranty hereunder (or is concurrently required to do so as aforesaid) either (1) the Company will cause assurances satisfactory to the Required Holders to be provided to each holder of the Notes that the claims of the holders of the Notes against such Subsidiary in respect of such Subsidiary Guaranty will be enforced in bankruptcy or liquidation on a parity with the claims of such other unsecured creditor in respect of Debt for money borrowed of such Subsidiary or such Guarantee (and without regard to any differences between the benefits derived by such Subsidiary from such Subsidiary Guaranty and from such other Debt) or (2) an intercreditor agreement, in form and substance satisfactory to the Required Holders, will be entered into between the holders of the Notes and such other creditor pursuant to which the parties thereto agree to treat their claims against such Subsidiary on a parity as aforesaid. In the event that the Company shall not comply with the requirements of this Subsection D, the aggregate unpaid principal amount of the Debt so incurred or Guaranteed by such Subsidiary will be taken into account in calculating the aggregate unpaid principal amount of Debt of all Subsidiaries for purposes of Section 8.5I. Such failure to comply with this Subsection D shall not constitute a default or an Event of Default under this Agreement unless the operation of this Subsection D results in a violation of
     Section 8.5.

          E. No Subsidiary shall be released from its obligations under a Subsidiary Guaranty for any reason (including without limitation such Subsidiary ceasing to be a Material Subsidiary or the payment of any Debt initially giving rise to the obligation of such Subsidiary to execute and deliver such Subsidiary Guaranty) except as provided in such Subsidiary Guaranty or pursuant to Section 13.

          SECTION 12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or arrangement, with an Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate) except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would have been obtainable in arms' length dealing with a Person other than an Affiliate.

          SECTION 9.  DEFINITIONS.

          SECTION 1. Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

          "Affiliate" of any specified Person means any other Person (A) controlling or controlled by or under common control with such specified Person, (B) which beneficially owns or holds 5% or more of any class of ownership interests of such specified Person or (C) 5% or more of any class of ownership interests of which is owned, directly or indirectly, by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the interest rate implicit in the lease) required to be paid by such Person under such lease during the remaining term (excluding extensions) thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges. In the case of any lease which may be terminated by the lessee upon the payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may so be terminated.

          "Board of Directors" means the board of directors of the Company or a Subsidiary, as the case may be, or any committee of directors lawfully exercising the relevant powers of said board.

          "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York, New York are required or permitted to close.

          "Capitalized Lease Obligation" means any rental obligation which under GAAP is or will be required to be capitalized on a balance sheet of the Company or any Subsidiary, or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

          "Change in Control" means any event by which any Person or Group shall acquire beneficial ownership of a majority of the outstanding Voting Stock of the Company; and for such purpose "Group" means a group within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

          "Closing Date" has the meaning stated in Section 1.2.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commission" means the Securities and Exchange
Commission and any successor Federal agency having similar powers.

          "Computing Holder" means, as of the date of the related notice of optional prepayment pursuant to Section 5.2 or the date of acceleration pursuant to Section 10.1, the holder of Notes with the highest aggregate unpaid principal amount, which holder is willing to act in such capacity. In case two or more holders of Notes would, by reason of holding Notes in the same aggregate unpaid principal amount, qualify as the Computing Holder as aforesaid as of any date of determination, the Computing Holder shall be the qualifying holder or holders as mutually determined by all such qualifying holders. For purposes of such determination, Notes then held by any institutional investor and its subsidiaries and affiliates shall be aggregated.

          "Consolidated Debt" means the aggregate outstanding Debt of the Company and its Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated Income Available For Fixed Charges" means for any period the sum of Consolidated Net Income plus all amounts that were deducted from gross income in the computation of such Consolidated Net Income on account of (A) Federal, state, local and foreign income taxes, (B) Fixed Charges and (C) depreciation and other non-cash charges (net of any non-cash credits).

          "Consolidated Net Income" means the net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding

          A.  the proceeds of any life insurance policy;

          B. any gains arising from (1) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains exceeds the aggregate amount of the losses from the sale, abandonment or other disposition of assets (other than current assets), (2) any write-up of assets, or (3) the acquisition of outstanding securities of the Company or any Subsidiary;

          C. any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary);

          D. any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to becoming a Subsidiary;

          E. any earnings of a successor to or transferee of the assets of the Company prior to becoming such successor or transferee;

          F. any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person;

          G. any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or to another Subsidiary; and

          H.  any extraordinary gains.

          "Consolidated Net Worth" means all amounts which would, in accordance with GAAP, be included under stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries (except to the extent attributable to the Company's outstanding Series A Preferred Stock or other outstanding Preferred Stock constituting Debt hereunder).

          "Consolidated Total Assets" means the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Capitalization" means the sum of Consolidated Debt and Consolidated Net Worth.

          "Debt" of any Person means, without duplication, (A) all obligations of such Person for borrowed money or for the deferred purchase price of property acquired by such Person (excluding accounts payable and accrued liabilities arising in the ordinary course of business and not overdue), (B) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person, (C) all Capitalized Lease Obligations of such Person,
(D) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (E) all Debt of others Guaranteed by such Person and (F) the aggregate liquidation value of all outstanding Preferred Stock issued by such Person which by its terms is subject to any mandatory purchase, redemption or other retirement obligation.

          "Default" means any event which, with notice or the lapse of time or both, would constitute an Event of Default.

          "Environmental Claim" means any written notice by any court, arbitrator or Governmental Body or other Person alleging potential liability of the Company or any Subsidiary for damage to the environment, potential liability for personal injury (including sickness, disease or death), resulting from or based upon (A) the presence or release (including sudden or nonsudden, accidental or nonaccidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by the Company or any Subsidiary, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, Orders, consent decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including without limitation ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Without limiting the foregoing, Environmental Laws shall include, but not be limited to, CERCLA, the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq, as amended, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq. as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq. , as amended, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended, the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, any analogous, foreign, state, and local laws, and any rules or regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

          "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as a "single employer" under Subsection (b), (c), (m) or (o) of
Section 414 of the Code.

          "ERISA Plan" means an "employee benefit plan (as defined in Section 3(3) of ERISA) that is covered by any provision of ERISA and that is maintained, sponsored or otherwise contributed to by the Company or any ERISA Affiliate.

          "Event of Default" has the meaning stated in Section
10.1.

          "Fixed Charges" means, for any period, the sum (without duplication) of (1) all interest payable in respect of the Notes and any other then outstanding Debt of the Company and its Subsidiaries (including imputed interest in respect of Capitalized Lease Obligations and dividends payable in respect of Preferred Stock constituting Debt hereunder) and (2) all rental and other obligations required to be paid by the lessee under all operating leases (excluding any amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges).

          "GAAP" means generally accepted accounting principles from time to time in the United States.

          "Governmental Approval" means any authorization, order, consent, approval, license, permit, certificate, exemption of or filing or registration with any Governmental Body.

          "Governmental Body" has the meaning stated in Section
2.5.

          "Guarantee" by any Person means any obligation, contingent or non-contingent, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or non-contingent, of such Person

          A. to purchase, pay or support (or advance or supply funds for the purchase or payment or support of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          B. entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof
     (in whole or in part);

provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" means, collectively, (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contains dielectric fluid containing PCB's, (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants", or words of similar import under any Environmental Law, and (C) any other chemical or other material or substance or waste, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and any direct or indirect purchase or other acquisition by such Person of any property or assets other than property or assets used in the ordinary course of business.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other charge or encumbrance, or any other similar type of preferential arrangement, or the interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any properties or assets of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.


          "Make-Whole Amount" means, in connection with any prepayment of a Note, the amount (but not less than zero) equal to the excess, if any, of

          A. the sum of the Present Values (as hereinafter defined) of (1) the principal amount of such Note being prepaid (assuming the mandatory prepayments pursuant to Section 5.1 and the principal balance of such Note payable upon maturity are paid when due) and (2) the amount of interest which would have been payable on each interest payment date on the amount of such principal being prepaid (assuming the mandatory prepayments pursuant to Section 5.1 and the principal balance of such Note payable upon maturity and interest payments are paid when due), over

               B.  the principal amount of such Note being prepaid.

For purposes of this definition, "Present Value" shall be determined in accordance with generally accepted financial practice by discounting on a semiannual basis to the date of such prepayment at a discount rate per annum equal to the sum of the applicable Treasury Yield plus 0.50%; the "Treasury Yield" for such purpose shall be determined as of 10:00 A.M. New York City time on the fifth Business Day prior to the date of such prepayment by reference to the yields of those actively traded "On The Run" United States Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded "On the Run" Treasury securities having a maturity equal to the then-remaining weighted average life to maturity of such Note as reported by the Telerate Access Service page 7677 or the equivalent page provided by Telerate Systems Incorporated (or any other nationally recognized publicly available on-line source of similar market data), provided that if such weighted average life to maturity is not equal to the maturity of an actively traded "On The Run" United Stated Treasury security, such yield shall be calculated to the nearest one-twelfth of a year) from the yields of actively traded "On The Run" Treasury securities having a maturity closest to such weighted average life to maturity; and "On The Run" United States Treasury securities refers to those United States Treasury securities which are most recently auctioned.

          "Material Subsidiary" as at any date of determination means a Subsidiary that is a member of the Material Subsidiary Group; and "Material Subsidiary Group" as at such date means one or more Subsidiaries which account for (or in the case of a recently formed or acquired Subsidiary would so account for on a pro forma basis) at least (A) 70% of Consolidated Total Assets as measured as at the end of the then most recently ended fiscal year of the Company or (B) 90% of Consolidated Income Available for Fixed Charges for either of the two most recently ended fiscal years of the Company. The determination of the Material Subsidiary or Material Subsidiaries comprising the Material Subsidiary Group as of any date shall be made on the basis of a group consisting of the smallest number of Subsidiaries necessary to comprise the Material Subsidiary Group as of such date.

          "Memorandum" has the meaning stated in Section 2.2.

          "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) that is, or within the six years immediately preceding the Closing Date was, contributed to by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate is obligated to contribute on or after the Closing Date.

          "1993 Annual Report" has the meaning stated in Section
2.2.

          "Officer's Certificate" means a certificate signed by the Chief Executive Officer of the Company or by its President, its Chief Financial Officer, one of its Vice Presidents having responsibility for corporate or financial affairs of the Company, or its Treasurer.

          "Order" has the meaning stated in Section 2.5.

          "PBGC" means the Pension Benefit Guaranty Corporation

established under ERISA or any successor thereto.

          "Permitted Investment" means

          A. Investments existing on the Closing Date and described in Schedule II;

          B. Investments in certificates of deposit, maturing within one year after acquisition thereof, issued by commercial banks organized under the laws of the United States of America or any State thereof having capital and surplus in excess of $100,000,000;

          C. Investments in open market commercial paper, maturing within 270 days after acquisition thereof, that is rated "A-1" or higher by Standard & Poor's Corporation and "P-1" or higher by Moody's Investors Service, Inc.;

          D. Investments in direct obligations of the United States of America or of any agency of the United States of America (to the extent the obligations of such agency are backed by the full faith and credit of the United States of America), maturing within one year after acquisition thereof;

          E. Investments in variable rate demand bonds that, at the time of acquisition, are rated "A" or "A-1" or higher by Standard & Poor's Corporation or "A" or "P-1" or higher by Moody's Investors Service, Inc., maturing or being subject to a requirement of purchase or redemption at the option of the holder thereof within one year after the date of such acquisition;

          F. Investments in general obligation bonds, maturing within one year after acquisition thereof, issued or guaranteed by a Governmental Body of the United States having the highest rating obtainable from Moody's Investors Service, Inc. and from Standard & Poor's Corporation; and

          G. Investments constituting loans or advances in the ordinary course of business to officers, directors and employees incidental to carrying on the Company's or any Subsidiary's business, provided the aggregate outstanding principal balance of such loans and advances does not exceed 1% of Consolidated Total Assets.

          "Person" means and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Preferred Stock", as applied to any corporation, means shares of such corporation that shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment including without limitation the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to an ERISA Plan.

          "Required Holders" means, as of any date, the holder or holders of at least 51% of the aggregate unpaid principal amount of the Notes then outstanding.

          "Restricted Investments" means any Investment other than
(l) a Permitted Investment, (2) any Investment in a Subsidiary or in a Person which concurrently with the making of such Investment becomes a Subsidiary and (3) an Investment prior to June 30, 1994 of not more than $3,000,000 in cash plus the assets of Garamond/Pridemark Press, Inc. having a net value of not more than $3,000,000 in the Baltimore joint venture described in general detail to you prior to the execution and delivery of this Agreement.

          "Restricted Payment" means, in respect of the Company,


          A. the declaration or payment of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, its shares of any class (other than one payable solely in its common shares), or

          B. any payment or distribution on account of the purchase, redemption or other retirement of any of its shares of any class, or of any warrant, option or other right to acquire such shares, or any other payment or distribution made in respect thereof, either directly or indirectly, or

          C. any payment of the principal of, interest on, or any other amounts due in respect of, any Subordinated Debt made at the option of the Company or a Subsidiary.

          "Subordinated Debt" means Debt of the Company or any Subsidiary for borrowed money that is subordinated to any extent to payment of other Debt of the Company or such Subsidiary, as the case may be.

          "Subsidiary" of any Person means any corporation of which at least a majority of the outstanding Voting Stock in such corporation is at the time owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Company.

          "Subsidiary Guaranty" has the meaning stated in Section
4.5.

          "Voting Stock" means capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          "Waverly Acquisition" has the meaning stated in Section
2.2.

          "Wholly-owned Subsidiary" means any Subsidiary all of the equity ownership of which (other than directors' qualifying shares required by law) is at the time owned by the Company and/or one or more other Wholly-owned Subsidiaries.

          SECTION 2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP consistently applied. Any consolidated financial statement or financial computation with respect to the Company and its Subsidiaries required by this Agreement shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

          SECTION 10.  EVENTS OF DEFAULT; REMEDIES.

          SECTION 1. Events of Default; Acceleration of Maturity. If any of the following events ("Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

          A. default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

          B. default shall be made in the due and punctual payment of any interest on any Note and such default shall have continued for a period of more than five days;

          C. default shall be made in the due performance or observance of any term, covenant or agreement contained in
     Section 6G or 8.4 to 8.10, inclusive, and such default shall have continued for a period of more than five days after any officer of the Company first becomes aware thereof;

          D. default shall be made in the due performance or observance of any other term, covenant or agreement contained in this Agreement or any Subsidiary Guaranty and such default shall have continued for a period of 30 days after the earlier of (l) the date on which the Company receives written notice thereof and (2) the date on which any executive officer of the Company first becomes aware thereof;

          E. (l) default shall be made in (a) any payment of the principal of or premium or interest on any Debt of the Company or any Subsidiary which is outstanding in an aggregate unpaid principal amount exceeding $1,000,000, when and as the same shall become due and payable (whether at stated maturity, by notice of prepayment or otherwise) or (b) the performance or observance of any material term, covenant or agreement in respect of any such Debt or under any agreement or instrument relating to any such Debt, and in any case any applicable grace period shall have expired, or (2) any other event shall occur or condition shall exist in respect of any Debt of the Company or any Subsidiary which is outstanding in an aggregate unpaid principal amount exceeding $1,000,000, or under any agreement or instrument relating to any such Debt, the effect of which is to cause the acceleration of the maturity of such Debt or to require the repayment or repurchase of such Debt;

          F. the Company or any Subsidiary shall (l) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) be generally unable to pay its debts as such debts become due,
     (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under any law relating to bankruptcy, insolvency or reorganization, (5) file a petition seeking to take advantage of any other law providing for the relief of debtors, (6) fail to controvert in a timely or appropriate manner (but within 30 days in any event), or acquiesce in writing to, any petition filed against it in an involuntary case under any law relating to bankruptcy, insolvency or reorganization, (7) take any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing, or (8) take any corporate action for the purpose of effecting any of the foregoing;

          G. a proceeding or case shall be commenced against the Company or any Subsidiary, without the application or consent of the Company or such Subsidiary in any court of competent jurisdiction seeking (l) its liquidation, reorganization, dissolution or winding up, or composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, encumbrancer or the like of it or of all or any substantial part of its assets or (3) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under any law relating to bankruptcy, insolvency or reorganization against the Company or any Subsidiary;

          H. any representation or warranty made by the Company or any Subsidiary in this Agreement or in any certificate or other instrument delivered hereunder or pursuant here to shall prove to be false or incorrect or breached in any material respect on the date as of which made;

          I. any provision of any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever (other than the release or waiver thereof by the holders of the Notes) or any Subsidiary shall contest or deny in writing the validity or enforceability of any of its obligations under its Subsidiary Guaranty or any Person that has delivered a Subsidiary Guaranty pursuant to Section 4.5 or
     8.11 shall cease to be a Subsidiary;


          J. final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any Subsidiary, and such judgment shall not be discharged or execution thereof stayed pending appeal, within 20 days after entry thereof or, in the event of such a stay, such judgment shall not be discharged within 10 days after such stay expires and such judgment together with all other such judgments shall exceed in the aggregate $1,000,000; or

          K.  any Change of Control;

then (i) upon the occurrence of any Event of Default described in Subsection F or G above with respect to the Company, the unpaid principal amount of all Notes, together with the interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company or
(ii) upon the occurrence and continuance of any other Event of Default, the Required Holders may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount (as hereinafter defined) in respect of each such Note, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, provided that during the existence of an Event of Default described in Subsection A, B or K above with respect to any Note, the holder of such Note may, by written notice to the Company declare such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the unpaid principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and, to the extent permitted by law, an amount equal to the Additional Amount, without presentment, further demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company. If all Notes are accelerated as specified above, the Company will forthwith give written notice thereof to any holder of an outstanding Note which has not given written notice to the Company with respect to such acceleration.

          For purposes of this Section, the term "Additional Amount" means, with respect to any Note, an amount equal to the Make-Whole Amount that would be payable with respect to such Note if the Company had elected to prepay such Note in full pursuant to
Section 5.2 on the date of acceleration.

          Promptly following the acceleration of all of the Notes by the Required Holders pursuant to this Section, the Computing Holder in respect of such acceleration shall give written notice to the Company of the amount of the Additional Amount in respect of the Notes so accelerated (which notice shall set forth in reasonable detail the computation of such Additional Amount and the assumptions made in connection therewith). Such notice shall be given within one Business Day if such Computing Holder has given such notice of acceleration and otherwise promptly after such Computing Holder has knowledge of such acceleration. If any Note has been accelerated pursuant to the proviso to clause (ii) of the first paragraph of this Section, then the holder which has so accelerated such Note shall give written notice to the Company of the Additional Amount in respect of such Note promptly after such acceleration. The failure by a Computing Holder or any other holder of a Note to give notice as aforesaid as to the determination of the Additional Amount in respect of any Note shall not relieve the Company of its obligation as of the date of such acceleration to pay such Additional Amount forthwith after such Additional Amount is determined (and in such case the determination of such Additional Amount by the holder of any Note which has been so accelerated shall be deemed to be conclusive with respect to such Note absent manifest error).

          SECTION 2. Suits for Enforcement. If any Event of Default shall have occurred and be continuing, the holder of any Note may proceed to protect and enforce its rights, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

          The Company covenants that, if it shall default in the making of any payment due under any Note or in the performance or observance of any agreement contained in this Agreement, it will pay to the holder thereof such further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing such holder's rights, including counsel fees.

          SECTION 3. Remedies Cumulative. No remedy herein conferred upon you or the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.


          SECTION 4. Remedies Not Waived. No course of dealing between the Company and you or the holder of any Note and no delay or failure in exercising any rights hereunder or under any Note in respect thereof shall operate as a waiver of any of your rights or the rights of any holder of such Note.

          SECTION 11. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES. The Company will keep at the Company's principal executive office or at such other office as the Company may designate in writing to the holders of the Notes a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes.

          Whenever any Note shall be surrendered either at such office of the Company or at the place of payment named in such Note, for transfer or exchange, within five Business Days thereafter the Company will execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered. Each such new Note shall be payable to such person as such holder may request. Each Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, which endorsement or written instrument shall be satisfactory to the Company. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the holder requesting the exchange.

          The Company and any agent of the Company may deem and treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and premium (if any) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

          SECTION 12. LOST, ETC., NOTES. Upon receipt by the Company of evidence reasonable and satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon.

          Notwithstanding the foregoing provisions of this Section, if any Note of which you or any other institutional holder is the owner is lost, stolen or destroyed, then the affidavit of your or such holder's treasurer or assistant treasurer (or other responsible official), setting forth the circumstances with respect to such loss, theft or destruction, shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to the execution and delivery by the Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than your or such holder's unsecured written agreement (in form and substance satisfactory to the Company) to indemnify the Company.

          SECTION 13. AMENDMENT AND WAIVER. A. Any provision of this Agreement, the Notes or any Subsidiary Guaranty may, with the consent of the Company, be amended or waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Holders, provided that

          (1)  no such amendment or waiver shall

               (a) change the rate, the date or the time of payment of interest on any of the Notes, change the maturity of any of the Notes or affect the premium payable on any prepayment of a Note, or modify Section 14, without the consent of the holder of each Note so affected,

               (b)  modify any of the provisions of this
     Agreement with respect to the payment or prepayment or purchase of any Note, or reduce the percentage of the principal amount of the Notes the holders of which are required to approve any such amendment or effectuate any such amendment or effectuate any such waiver, or release any Subsidiary Guaranty, without the consent of the holders of all the Notes then outstanding, or

               (c) be effective prior to the Closing Date without your consent, and

          (2) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          B. Any amendment or waiver pursuant to Subsection A above shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

          C. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of a Note (irrespective of the principal amount of Notes then held by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section shall be delivered by the Company to each holder of Notes forthwith following the date on which the same shall have become effective. Neither the Company nor any of its Affiliates will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any such amendment or waiver unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

          D. For purposes of determining whether the holders of outstanding Notes of the requisite unpaid principal amount at any time have taken any action authorized by this Section or otherwise by this Agreement, any Notes owned by the Company, any Subsidiary or any Affiliate of the Company shall not be deemed outstanding.

          SECTION 14. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as you or any nominee designated by you shall be the holder of any Note, the Company shall punctually pay all amounts which become due and payable on such Note by transfer of immediately available funds to you prior to 11:00 a.m., New York time, in the manner and at your address as set forth in Schedule I, or at such other place or in such other manner as you may designate by notice to the Company, without presentation or surrender of such Note. You agree that prior to the sale, transfer or other disposition of any such Note, you will make notation thereon of the portion of the principal amount prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company shall enter into an agreement similar to that contained in this Section with any other institutional investor that is a holder of a Note (or nominee thereof) who shall have agreed to comply with the requirements of this Section.

          SECTION 15. LIABILITIES OF THE PURCHASER. Neither this Agreement nor any disposition of any of the Notes shall be deemed to create any liability or obligation of you or any other holder of any Note to enforce any provision hereof or of any of the Notes for the benefit or on behalf of any other person who may be the holder of any Note.

          SECTION 16. CERTAIN TAXES. The Company will pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement, each Subsidiary Guaranty or any of the Notes (but not their transfer) or of any amendment of, or waiver or consent under or with respect to, this Agreement, any Subsidiary Guaranty or of any of the Notes and will save you and all subsequent holders of the Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Notes.


          SECTION 17.  MISCELLANEOUS.

          SECTION 1. Expenses. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay all expenses incident to such transactions (including all document production costs and other expenses, the reasonable fees and disbursements of your special counsel and any local counsel selected by you for their services with relation to such transactions, the expenses of obtaining a private placement number for the Notes as contemplated by Section 4.6 and all out-of-pocket expenses in connection with the shipping to and from your office or the office of your nominee of the Notes and upon any exchange or substitution pursuant to the provisions of the Notes or this Agreement), and to reimburse you for any out-of-pocket expenses in connection therewith. The Company also agrees to pay all reasonable expenses incurred by you (including counsel and investment banking or financial consultant fees) in connection with any investigation of any Default or Event of Default, the enforcement and collection of the Notes, the enforcement of this Agreement or any Subsidiary Guaranty, and in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement, any Subsidiary Guaranty or any of the Notes, whether or not the same shall become effective. The obligations of the Company under this Section shall survive the payment of the Notes.

          In furtherance of the foregoing, on the Closing Date the Company will pay or cause to be paid the reasonable fees and disbursements of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the Closing Date. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the Closing Date).

          SECTION 2. Indemnification. The Company agrees, to the extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, employees and agents (collectively the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable counsel fees and disbursements (collectively the "Indemnified Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or the execution, delivery, performance or enforcement of this Agreement, any instrument contemplated hereby by any of the Indemnitees, except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section shall survive payment of the Notes.

          SECTION 3. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall (A) be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (B) survive the execution and delivery of this Agreement and the delivery of the Notes to you, and shall continue in effect so long as any Note is outstanding and thereafter as provided in Sections 16, 17.1 and 17.2.

          SECTION 4. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and its respective permitted successors and assigns hereunder, you and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Notes; provided that the benefit of Sections 12 (as to satisfactory indemnity) and 14 shall be limited as provided therein.

          SECTION 5. Communications. All notices and other communications provided for in this Agreement shall be in writing and shall be sent by confirmed facsimile transmission (with an undertaking to provide hard copy by overnight mail on the date of such transmission) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt)

          A. if to the Company, at 6620 West Broad Street, Suite 500 (23230), Richmond, Virginia 23261-7367, Attention: David
     E. Bosher, or at such other address as the Company, may hereafter designate by notice to you and to each other holder of a Note at the time outstanding, or

          B.  if to you, at your address as set forth in Schedule
     I or at such other address as you may hereafter designate by notice to the Company, or

          C. if to any other holder of a Note, at the address of such holder as it appears on the Note Register.

          Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note Register.


          SECTION 6. Jurisdiction and Process; Waiver of Jurv Trial. The Company agrees that any legal action or proceeding arising out of or relating to this Agreement, the Notes or any other document executed in connection herewith, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against the Company for breach hereof or thereof, or against any of its properties, may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York by you or on your behalf or by or on behalf of any holder of a Note, as you or such holder may elect, and the Company hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. The Company consents to process being served in any suit, action or proceeding by sending a copy thereof by any reputable commercial delivery service or by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in Section 17.5. The Company agrees that such service upon receipt (A) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. In addition, the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other document executed in connection herewith brought in the courts of the State of New York or the United States District Court for the Southern District of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          The Company waives trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith.

          SECTION 7. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

          SECTION 9.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between you and the Company.


                              Very truly yours,

                              CADMUS COMMUNICATIONS CORPORATION


                              By DAVID E. BOSHER
                                   Vice President and Treasurer



The foregoing Agreement is
hereby accepted as of the
date first above written.

[The forms of signature by each of the purchasers, as they appear on the respective Note Purchase Agreements, are set forth below.]

THE VARIABLE ANNUITY LIFE          METROPOLITAN LIFE INSURANCE
   INSURANCE COMPANY                  COMPANY

By JULIA S. TUCKER                 By FRANCIS M. DONNANTUONO
   Investment Officer                 Vice President

TEXAS LIFE INSURANCE COMPANY       By JOHN C. KELSH
                                      Vice President &
By LELAND LAUNER                      Investment Counsel
   Authorized Signatory

                           SCHEDULE I


          This Schedule I shows the names and addresses of the purchasers under the foregoing Note Purchase Agreement and the other agreements referred to in Section 2.19 thereof and the respective principal amounts of Notes to be purchased by each.

Name and Address of Purchaser                Principal Amount

THE VARIABLE ANNUITY LIFE                    $20,000,000
  INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

     ABA #011000028
     State Street Bank and Trust Company
     Boston, MA 02101
     Re: The Variable Annuity Life
     Insurance Company
     AC-0125-821-9
     OBI = Description of payment
     Fund Number PA 54

     With sufficient information
     (including interest rate, maturity
     date, interest amount, principal
     amount and premium amount, if
     applicable) to identify the source
     and application of such funds,
     including the PPN: 127587 A* 4 of
     the Notes.

(2)  Address for all notices in respect of payment:

     The Variable Annuity Life
     Insurance Company and PA 54
     c/o State Street Bank and Trust
     Company
     State Street South
     Ann Hutchinson Offices, 2nd Floor
     108 Myrtle Street
     Two Newport Office Park
     North Quincy, MA 02171
     Telecopy:  (617) 985-4923

     with a copy to:

     The Variable Annuity Life Insurance Company
     c/o American General Corporation
     2929 Allen Parkway
     Houston, TX 77019
     Attn: Private Placements, A37-01


     Telecopy:  (713) 831-1366

(3)  Address for all other communications:

     The Variable Annuity Life Insurance Company
     c/o American General Corporation
     2929 Allen Parkway
     Houston, TX 77019
     Attn: Private Placements, A37-0l

     Telecopy:  (713) 831-1366

(4)  Tax Identification No.: 74-1625348

Name and Address of Purchaser                Principal Amount
METROPOLITAN LIFE INSURANCE COMPANY          $19,000,000

(1)  All payments on account of the Notes
     shall be made by wire transfer of
     immediately available funds to its
     Account No. 002-2-410591 at The Chase
     Manhattan Bank, N.A., Metropolitan
     Branch, 33 East 23rd Street, New York,
     NY 10010, ABA #021000021, with
     sufficient information setting forth
     (i) the name of the Company, (ii) the
     maturity date, (iii) the PPN:  127587
     A* 4 of the Notes, (iv) the amount of
     principal, interest and premium, if
     any, and (v) the due date of the
     payment being made.

(2)  Address for all communications:

     Metropolitan Life Insurance Company
     1 Madison Avenue
     New York, NY 10010

Attention:  Treasurer
     With a copy to:

Metropolitan Life Insurance Company
Corporate Investments
200 Park Avenue, 21st Floor
New York, NY 10166
Attention:  Vice President
     Telecopy:  (212) 692-5784

(3)  Tax Identification Number: 13-558-1829

Name and Address of Purchaser                Principal Amount

TEXAS LIFE INSURANCE COMPANY                 $1,000,000

(1)  All payments on account of the
     Notes shall be made by wire
     transfer of immediately available
     funds to its Account No. 80022 at
     Texas National Bank, 900 Washington
     Avenue, Waco, TX 76701, ABA
     #111900523, with sufficient
     information setting forth (i) the
     name of the Company, (ii) the
     maturity date, (iii) the PPN:
     127587 A* 4 of the Notes, (iv) the
     amount of principal, interest and
     premium, if any, and (v) the due
     date of the payment being made.

(2)  Address for all communications:

     Texas Life Insurance Company
     900 Washington Avenue
     Waco, TX 76701
     Attention:  Treasurer

With a copy to:

Metropolitan Life Insurance Company
Corporate Investments
200 Park Avenue, 21st Floor
New York, NY 10166
Attention:  Vice President
     Telecopy:  (212) 692-5784

(3)  Tax Identification Number: 74-0940890

                                                      Schedule II



                      EXISTING INVESTMENTS


              Investment                         Amount

        Shares of Rodney Square                $96,614.18
              Mutual Fund

                         [Form of Note]


                                                        Exhibit A




                CADMUS COMMUNICATIONS CORPORATION


              6.74% Guaranteed Senior Note due 2003


No. R-                                         New York, New York
$                                                          [DATE]
PPN:  127587 A*4

          CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the "Company"), for value received, hereby promises to pay to ________________________________________________________
__________________________________________________________________
or registered assigns, the principal sum of ______________________ _____________ DOLLARS (or so much thereof as shall not have been prepaid) on December 23, 2003 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof from the date hereof at the rate of 6.74% per annum, payable semiannually on June 23 and December 23 in each year, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) and to pay on demand interest (so computed) on any overdue principal and premium, and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof at a rate per annum equal to the greater of (i) 8.74% per annum and (ii) 2% above the prime commercial lending rate announced by Citibank, N.A. at its principal office in The City of New York, until the obligation of the Company with respect to the payment thereof shall be discharged. Payments of principal, premium, if any, and interest shall be made at said principal office of Citibank, N.A. in lawful money of the United States of America.

          This Note is one of the 6.74% Guaranteed Senior Notes due 2003 of the Company issued pursuant to the several Note Purchase Agreements dated as of December 15, 1993 entered into by the Company and certain institutional investors and the holder of this Note is entitled to the benefits thereof and the benefits of the Subsidiary Guaranties referred to therein.

          This Note is subject to mandatory prepayment by the Company on the dates and in the amounts specified in said Note Purchase Agreements. The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated following an Event of Default, all as provided in said Note Purchase Agreements, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration, including without limitation the payment of a make-whole amount in connection therewith.

     Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company and any agent of the Company may deem and treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments of the principal of, premium (if any) and interest hereon and for all other purposes whatsoever whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

     As provided in said Note Purchase Agreements, this Note shall be governed by and construed in accordance with the laws of the State of New York.


                              CADMUS COMMUNICATIONS CORPORATION



                              By ______________________________
                              Title:

                                                      EXHIBIT 4.5



                 [FORMS OF SUBSIDIARY GUARANTY]

     GUARANTY dated as of ____________ made by __________________, a _____________ corporation (the "Guarantor"), in favor of the holders from time to time of the Notes referred to below
(collectively, the "Obligees").

     WHEREAS, Cadmus Communications Corporation, a Virginia corporation (the "Company"), has entered into several Note
Purchase Agreements dated as of December 15, 1993 (as amended or otherwise modified from time to time, the "Note Agreements" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule I thereto, pursuant to which the Company has issued and sold to such purchasers $40,000,000 aggregate principal amount of its 6.74% Guaranteed Senior Notes due 2003 (the "Notes");

     [WHEREAS, it is a condition precedent to the purchase of the Notes by such purchasers under the Note Agreements that the Guarantor shall have executed and delivered this Guaranty;/

     WHEREAS, the Company is obligated under the Note Agreements to cause each Person that from time to time after the Closing Date becomes a Material Subsidiary and, under certain circumstances, certain other Subsidiaries, to execute and deliver a Subsidiary Guaranty substantially in the form of this Guaranty; and

     WHEREAS, the Guarantor is one of the Subsidiaries described above.]

     NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

     SECTION 1. Guaranty. The Guarantor unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreements, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq.), Make-Whole Amount, Additional Amount, fees, expenses, indemnification or otherwise (all such obligations are called the "Guaranteed Obligations"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the least of (a)
$60,000,000, (b) the amount of the Guaranteed Obligations and (c) the maximum amount for which the Guarantor is liable under this Guaranty without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guaranty or in connection with any amendment of this Guaranty.

          Without limiting the generality of the foregoing, this Guaranty guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute, irrevocable, and unconditional irrespective of:

          A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, any Note Agreement, any other Subsidiary Guaranty or any agreement or instrument relating thereto;

          B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note or Note Agreement or Subsidiary Guaranty;

          C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed
     Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

          E. any change, restructuring or termination of the corporate structure or existence of the Company or any other
     Subsidiary; or

          F. any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

          A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty;

          B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

          C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Person; and

          E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.


          SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations. The provisions of this Section 4 shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or law.

          SECTION 5.  Representations and Warranties.  The
Guarantor hereby represents and warrants as follows:

          A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guaranty have been duly authorized by all necessary action on the part of the Guarantor.

          B. The execution, delivery and performance by the Guarantor of this Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Guarantor or (iii) violate any provision of any statute or any rule or regulation of any Governmental Body applicable to the Guarantor.

          C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guaranty.

          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor there from shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of, or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

          SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by confirmed facsimile transmission (with an undertaking to provide hard copy) or delivered by hand or sent by a reputable overnight courier service prepaid (with confirmation of receipt), if to the Guarantor addressed to it at the address of the Guarantor provided below its name on the signature page of this Guaranty or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if to any holder of Notes, addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note Register.

          SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Obligee is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by such Obligee to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether such Obligee shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. By its acceptance of a Note, each Obligee agrees promptly to notify the Guarantor after any such set-off and application made by such Obligee; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Obligee under this Section are in addition to other rights and remedies that such Obligee may have.

          SECTION 10. Continuing Guaranty. This Guaranty is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees, and their successors, transferees and assigns.


          SECTION 11. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty or any other document executed in connection herewith, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against the Guarantor for breach hereof or thereof, or against any of its properties, may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York by any Obligee or on its behalf, as such Obligee may elect, and the Guarantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. The Guarantor consents to process being served in any suit, action or proceeding by sending a copy thereof by any reputable commercial delivery service or by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Guarantor specified in Section 7. The Guarantor agrees that such service upon receipt (A) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. In addition, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other document executed in connection herewith brought in the courts of the State of New York or the United States District Court for the Southern District of New York and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          The Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith.

          SECTION 12.  Governing Law.  This Guaranty shall be
governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

                                   [SUBSIDIARY]



                                   By____________________________
                                     Title:
                                     Address for Notices: